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                      EXCHANGE AND REORGANIZATION AGREEMENT

         AGREEMENT, dated as of the ____ st day of _____, 1996, by and among KATMANDU ENTERTAINMENT CORP. ("KEC"), a Delaware corporation having an address at 415 North Columbus Boulevard, Philadelphia, Pennsylvania 19123; KATMANDU INVESTMENT PARTNERS ("KIP"), a Pennsylvania limited partnership having an address at 415 North Columbus Boulevard, Philadelphia, Pennsylvania 19123; CHINATOWN CONVENTION CENTER HOTEL CORPORATION ("Chinatown"), a Pennsylvania corporation having an address at 415 North Columbus Boulevard, Philadelphia, Pennsylvania 19123; KATMANDU CORPORATION ("Kat Corp."), a Pennsylvania corporation having an address at 415 North Columbus Boulevard, Philadelphia, Pennsylvania 19123; T-KAT CORPORATION ("T-KAT"), a New Jersey corporation having an address at 415 North Columbus Boulevard, Philadelphia, Pennsylvania 19123; S. LANCE SILVER ("Silver") having an address at 8 Shawnee Court, Medford, New Jersey 08055; STUART N. HARTING ("Harting") having an address at 600 Coles Mill Road, Haddonfield, New Jersey 08033; the S. LANCE SILVER TRUST (the "Silver Trust") having an address c/o S. Lance Silver, Trustee, 8 Shawnee Court, Medford, New Jersey 08055; and the STUART N. HARTING TRUST (the "Harting Trust") having an address c/o Stuart N. Harting, Trustee, 600 Coles Mill Road, Haddonfield, New Jersey 08033.

                               W I T N E S S E T H

         WHEREAS, Chinatown is the general partner of KIP, owning a 1% general partnership interest therein; and

         WHEREAS, Silver and Harting own all of the issued and outstanding stock of Chinatown; and

         WHEREAS, the Silver Trust and the Harting Trust own all of the limited partnership interests in KIP; and

         WHEREAS, KIP is the owner of the restaurant located on Pier 25 on the Delaware River waterfront, 415 N. Columbus Boulevard, Philadelphia, Pennsylvania, operated under the name "KatManDu" ("KatManDu-Philadelphia"); and

         WHEREAS, Kat Corp. is the holder of the liquor license for KatManDu-Philadelphia and is the operator of KatManDu-Philadelphia pursuant to a management agreement, dated March 1, 1991, between Kat Corp. and KIP; and

         WHEREAS, Silver and Harting own all of the issued and outstanding stock of T-KAT; and

         WHEREAS, T-KAT was formed for the purpose of developing, owning and operating a KatManDu restaurant/nightclub similar to KatManDu-Philadelphia on the Delaware River waterfront in Trenton, Mercer County, New Jersey ("KatManDu-Trenton"); and

         WHEREAS, KEC has filed a registration statement on Form SB-2 with the Securities and Exchange Commission (the "SEC") for the purpose of offering and selling to the public (the "Offering") 1,600,000 shares of its common stock, $.001 par value (the "Common Stock") and 1,600,000 Redeemable Common Stock Purchase Warrants (the "Redeemable Warrants"); and


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         WHEREAS, the KEC Common Stock being offered to the public in connection with the Offering will represent approximately forty (40%) per cent of the total issued and outstanding shares of KEC at the time of the Offering; and

         WHEREAS, immediately prior to the date on which the Offering is declared effective by the SEC (the "Effective Date"), each of Silver, Harting, the Silver Trust and the Harting Trust will transfer all of their respective rights, title and interests in and to Chinatown, KIP, Kat Corp. and T-KAT in exchange for an aggregate of 1,606,884 shares of KEC Common Stock and immediately thereafter KEC will liquidate Chinatown and KIP and Kat Corp. and T-KAT will survive as wholly-owned subsidiaries of KEC with Kat Corp. owning and operating KatManDu-Philadelphia and T-KAT owning and operating KatManDu-Trenton; and

         WHEREAS, Silver and Harting each presently owns 200,000 shares of the Common Stock of KEC; and

         WHEREAS, as a result of the transactions described herein, Silver, Harting, the Silver Trust and the Harting Trust will, in the aggregate, own in excess of 2,000,000 shares of the Common Stock of KEC, constituting approximately fifty (50%) of the total issued and outstanding shares of KEC Common Stock.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual representations, warranties and covenants set forth below and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Basic Transactions
   ------------------

                  Immediately prior to the Effective Date:

         (a) each of Silver and Harting will transfer all of their right, title and interest in and to Chinatown, representing all of the issued and outstanding shares of Chinatown, to KEC in exchange for _____ shares of KEC Common Stock (___ shares each), and KEC will immediately thereafter liquidate and dissolve Chinatown;

         (b) each of the Silver Trust and the Harting Trust will transfer all of its right, title and interest in and to KIP, representing all of the limited partnership interests in KIP, to KEC in exchange for ____ shares of KEC Common Stock (___ shares each), and KEC will immediately thereafter liquidate and dissolve KIP;

         (c) each of Silver and Harting will transfer all of their right, title and interest in and to Kat Corp., representing all of the issued and outstanding shares of Kat. Corp., to KEC in exchange for _____ shares of KEC Common Stock (___ shares each), and thereafter Kat Corp. will own and operate
KatManDu-Philadelphia as a wholly-owned subsidiary of KEC;

         (d) each of Silver and Harting will transfer all of their right, title and interest in and to T-KAT, representing all of the issued and outstanding shares of T-KAT, to KEC in exchange for ____ shares of KEC Common Stock (___ shares each), and thereafter T-KAT will continue to

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develop and, ultimately own and operate, KatManDu-Trenton as a wholly-owned subsidiary of KEC.

2. Tax Considerations
   ------------------

                  It is the intent of the parties hereto that:

         (a) the transaction described in paragraph (a) of Section 1 of this Agreement constitute and qualify as tax free reorganization described in section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         (b) the closing of the Offering and the consummation of the transactions described in paragraphs (a) - (d) of Section 1 are interdependent transactions and are to be considered as component parts of the same transaction effected pursuant to Section 351 of the Code so that, upon consummation of the Offering and the transactions described in Section 1 hereof, Silver, Harting, the Silver Trust and the Harting Trust together with purchasers of KEC Common Stock pursuant to the Offering will be in "control" of KEC for purposes of section 368(c) of the Code; and

         (c) The parties hereto will report the transactions described in
Section 1 hereof for federal, state and local income tax purposes consistent with the provisions of this Section 2 and will timely file all such returns, forms, statements and agreements as may be required by the Internal Revenue Service (the "IRS") on such basis. The provisions of this Section 2 shall survive the closing of the Offering and the transactions described herein.

3. Representations and Warranties
   ------------------------------

                  (a) Each of Silver, Harting, the Silver Trust and the Harting Trust (each a "Transferor" and, collectively, the "Transferors") on his or its own behalf and not on behalf of any other Transferor represents and warrants as follows:

                  (i) Each Transferor is the legal and equitable owner of his or its respective interests in each of Chinatown, KIP, Kat Corp. and T-KAT and that such interests, on the date the exchanges described in Section 1 hereof are consummated, will be owned free and clear of all mortgages, liens, pledges and other security interests.

                  (ii) Each Transferor has the full power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder, that he or it has duly executed and delivered this Agreement and that this Agreement constitutes a valid and legally binding obligation as to such Transferor, enforceable in accordance with its terms.

                  (iii) That neither the execution and the delivery of this Agreement by such Transferor, nor the consummation of

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                  the transactions contemplated hereby by such Transferor, will
                  (A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency or court to which such Transferor is subject or (B) conflict with, result in a breach of or constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, cancel, or require any notice under any contract, agreement, instrument of indebtedness, security interest or other arrangement to which he or it may be a party or by which he or it is bound or to which any of his or its assets is subject.

                  (b) Each of Kat Corp., KEC and T-KAT, on its own behalf and not on behalf of any other entity, represent and warrant as follows:

                  (i) It is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

                  (ii) It has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, that this Agreement has been duly executed and delivered, and that this Agreement constitutes a valid and legally binding obligation, enforceable in accordance with its terms and conditions.

                  (iii) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency or court to which it may be subject or any provision of its charter or By-laws or (B) conflict with, result in a breach of, constitute a default under, result in acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which it may be a party or by which it may be bound or to which any of its assets is subject and which will have a material adverse effect on them.

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                  (c) KEC represents and warrants that the shares of its Common
Stock to be issued pursuant to this Agreement, at the time of such issuance, will be free and clear of any restrictions on transfer (other than restrictions under the Securities Act of 1933 and state securities laws and restrictions under the Underwriters Agreement executed in connection with the Offering) claims, taxes, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands.

                  (d) Kat Corp. represents and warrants that it is the holder of a valid and existing liquor license for KatManDu-Philadelphia. Such license is free from all defects, liens, mortgages, pledges and other security interests.

                  (e) T-KAT represents and warrants that it is the lessee under a legal, valid, binding and enforceable lease for the premises known as the Cooper Iron Works Building located on the Delaware River waterfront in Trenton, New Jersey and has the right to occupy such premises and to conduct therein a restaurant/nightclub facility.

                  (f) KIP represents and warrants as follows:

                  (i) it is a limited partnership duly organized, validly existing, and in good standing under the laws of Pennsylvania and is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which it is conducting business.

                  (ii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
                  (A) violate any statute, regulation, rule judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency or court to which it is subject or any provision of its limited partnership agreement or (B) conflict with, result in a breach of, constitute a default under, result in acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which it may be a party or by which it may

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                  be bound or to which any of its assets is subject and which will have a material adverse effect on them.

                  (iii) It owns or leases all of the tangible and intangible assets necessary for the conduct of the business conducted by KatManDu-Philadelphia, other than the liquor license relevant thereto. Each such tangible asset is free from defects, has been maintained in accordance with normal industry practice, and is in good operating condition and repair (subject to normal wear and tear). It is the lessee under a legal, valid, binding and enforceable lease for the premises on which it conducts the operations of KatManDu-Philadelphia at Pier 25, 415 N. Columbus Boulevard, Philadelphia, Pennsylvania and has the right to occupy such premises and to conduct therein the operations of KatManDu-Philadelphia.

                  (g) All of the representations, warranties and covenants set forth in this Section 3 shall be true as of the date hereof and as of the date the transactions described in Section 1 hereof are consummated.

                  (h) Each party hereto indemnifies and holds each other party hereto harmless from any and all losses, damages, costs (including, but not limited to, reasonable attorneys fees), claims and/or liabilities arising, directly or indirectly, from a breach of any representations, warranties or covenants made by such indemnifying party as set forth herein.

4. Conditions and Obligations to Closing
   -------------------------------------

                  (a) The obligation of KEC to consummate the transactions to be performed by it under this Agreement is subject to the following conditions:

                  (i) The representations and warranties set forth in Section 3 above made by the parties hereto other than KEC shall be true and correct in all material respects at and as of the date the transactions described in Section 1 hereof are consummated;

                  (ii) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following


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                  consummation or (C) have an adverse effect on the right of KEC to own and control Kat Corp. and T-KAT or have an adverse effect on the right of Kat Corp. to own, operate or control KatManDu-Philadelphia and the right of T-KAT to develop, own, operate or control KatManDu-Trenton; and

                  (iii) the Offering shall have been declared effective by the SEC.

         KEC may waive any condition specified in this Section 4(a), other than the condition set forth in clause (iii) thereof, if it executes a writing so stating at or prior to the closing of the transactions described in Section 1 hereof.

                  (b) The obligation of each Transferor to consummate the transactions to be performed by such Transferor under this Agreement is subject to the following conditions:

                  (i) The representations and warranties set forth in Section
                  3 above made by the parties hereto other than such Transferor shall be true and correct in all material respects at and as of the date the transactions described in Section 1 hereof are consummated.

                  (ii) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (C) have an adverse effect on the right of such Transferor to own or control the shares of KEC Common Stock issued pursuant to this Agreement; and

                  (iii) the Offering shall have been declared effective by the SEC.

         A Transferor may waive any condition specified in this Section 4(b), other than the condition set forth in clause (iii) thereof, if such Transferor executes a writing so stating at or prior to the closing the transactions described in Section 1 hereof.

5. Miscellaneous
   -------------

         (a) This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

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         (b) This Agreement (including the documents referred to herein)
constitutes the entire agreement among the parties with respect to the matters set forth herein, and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

         (c) This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto.

         (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

         (e) The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient at the address set forth following the name of such person in the preamble of this Agreement. Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual and/or entity for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         (g) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

         (h) No Amendment of any provisions of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default,


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misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (i) Each party hereto acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party hereto agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter.

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         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                          KATMANDU ENTERTAINMENT CORP.

                          By:      ______________________________
                          Name:
                          Title:

                          KATMANDU CORPORATION

                          By:      ______________________________
                          Name:
                          Title:

                          T-KAT CORP.

                          By:      ______________________________
                          Name:
                          Title:

                          KATMANDU INVESTMENT PARTNERS

                          By: Chinatown Convention Center Hotel
                              Corporation, General Partner

                          By:      ______________________________
                          Name:
                          Title:

                          CHINATOWN CONVENTION CENTER

                          HOTEL CORPORATION

                          By:      ______________________________
                          Name:
                          Title:


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                          S. LANCE SILVER TRUST

                          By:      ______________________________
                          Name:
                          Title:



                          STUART N. HARTING TRUST

                          By:      ______________________________
                          Name:
                          Title:

                                   ------------------------------
                                            S. LANCE SILVER

                                   ------------------------------
                                           STUART N. HARTING